Exhibit 99.1

WASTE CONNECTIONS REPORTS FIRST QUARTER 2013 RESULTS

•	Revenue of $449.9 million, up 19.5%

•	Adjusted EBITDA* of $146.1 million, or 32.5% of revenue, up 25.6%

•	GAAP and adjusted EPS* of $0.34 and $0.37, respectively

•	Net cash provided by operating activities of $133.0 million

•	Adjusted free cash flow* increases 28.9% to $100.2 million, or 22.3% of revenue

THE WOODLANDS, TX, April 24, 2013—Waste Connections, Inc. (NYSE: WCN) today announced its results for the first quarter of 2013. Revenue totaled $449.9 million, a 19.5% increase over revenue of $376.4 million in the year ago period. Operating income was $86.9 million compared to $65.1 million in the first quarter of 2012. Adjusted EBITDA* in the first quarter of 2013 was $146.1 million, up 25.6% over adjusted EBITDA* of $116.3 million in the prior year period. Adjusted EBITDA, a non-GAAP measure, excludes the impact of items such as acquisition-related costs and expenses incurred in connection with the relocation of our corporate headquarters from California to Texas, as shown in the detailed reconciliation in the attached table.

Net income attributable to Waste Connections in the quarter was $41.6 million, or $0.34 per share on a diluted basis of 123.9 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $31.3 million, or $0.27 per share on a diluted basis of 115.9 million shares.

Adjusted net income attributable to Waste Connections* in the quarter was $45.7 million, or $0.37 per share, versus $40.7 million, or $0.35 per share, in the prior year period. Adjusted net income and adjusted net income per diluted share, both non-GAAP measures, primarily exclude the impact of acquisition-related items such as amortization of intangibles and transaction costs, as well as expenses incurred in connection with the relocation of our corporate headquarters from California to Texas, all net of tax, as shown in the detailed reconciliation in the attached table.

“2013 is off to a great start as continued strong pricing growth, improving landfill volumes and ramping E&P activity drove better than expected margins and free cash flow in the period. Adjusted EBITDA as a percentage of revenue in the first quarter was 32.5%, or about 50 basis points above our expectations. More importantly, adjusted free cash flow, a hallmark of our strategy, exceeded $100 million and was 22.3% of revenue in the period,” said Ronald J. Mittelstaedt, Chief Executive Officer and Chairman. “We remain well positioned to benefit from both improving fundamentals within our business and upside from potential acquisitions and newly permitted E&P waste facilities.”

Waste Connections, Inc. is an integrated solid waste services company that provides waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets. Through its R360 Environmental Solutions subsidiary, the Company also is a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins. Waste Connections serves more than two million residential, commercial, industrial, and exploration and production customers from a network of operations in 31 states. The Company also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in The Woodlands, Texas.

*	A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (832) 442-2200.

Information Regarding Forward-Looking Statements

Certain statements contained in this release are forward-looking in nature, including statements related to: expected operating performance, including pricing growth and E&P activity; expected acquisitions activity and newly permitted E&P waste facilities, and the impact of the relocation of the Company’s corporate headquarters from Folsom, California to The Woodlands, Texas. These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) our acquisitions may not be successful, which may reduce the anticipated benefit from acquired businesses; (2) a portion of our growth and future financial performance depends on our ability to integrate acquired businesses into our organization and operations; (3) our indebtedness could adversely affect our financial condition and limit our financial flexibility; (4) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (5) our industry is highly competitive and includes larger and better capitalized companies, companies with lower prices, return expectations or other advantages, and governmental service providers, which could adversely affect our ability to compete and our operating results; (6) we may lose contracts through competitive bidding, early termination or governmental action; (7) price increases may not be adequate to offset the impact of increased costs or may cause us to lose volume; (8) economic downturns adversely affect operating results; (9) our results are vulnerable to economic conditions and seasonal factors affecting the regions in which we operate; (10) the E&P waste disposal business depends on oil and gas prices and the level of drilling and production activity in the basins in which we operate;(11) we have limited experience in running an E&P waste treatment, recovery and disposal business; (12) our E&P waste business is dependent upon the willingness of our customers to outsource their waste management activities; (13) changes in laws or government regulations regarding hydraulic fracturing could increase our customers’ costs of doing business and reduce oil and gas production by our customers, which could adversely impact our business; (14) our E&P waste business could be adversely affected by changes in laws regulating E&P waste; (15) we may be subject in the normal course of business to judicial, administrative or other third party proceedings that could interrupt or limit our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity; (16) increases in the price of diesel fuel may adversely affect our collection business and reduce our operating margins; (17) increases in labor and disposal and related transportation costs could impact our financial results; (18) efforts by labor unions could divert management attention and adversely affect operating results; (19) we could face significant withdrawal liability if we withdraw from participation in one or more multiemployer pension plans in which we participate and the accrued pension benefits are not fully funded; (20) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings; (21) each business that we acquire or have acquired may have liabilities or risks that we fail or are unable to discover, including environmental liabilities; (22) liabilities for environmental damage may adversely affect our financial condition, business and earnings; (23) our accruals for our landfill site closure and post-closure costs may be inadequate; (24) the financial soundness of our customers could affect our business and operating results; (25) we depend significantly on the services of the members of our senior, regional and district management team, and the departure of any of those persons could cause our operating results to suffer; (26) our decentralized decision-making structure could allow local managers to make decisions that adversely affect our operating results; (27) we may incur charges related to capitalized expenditures of landfill development projects, which would decrease our earnings; (28) because we depend on railroads for our intermodal operations, our operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (29) our financial results could be adversely affected by impairments of goodwill or indefinite-lived intangibles; (30) our financial results are based upon estimates and assumptions that may differ from actual results; (31) the adoption of new accounting standards or interpretations could adversely affect our financial results; (32) pending or future litigation or governmental proceedings could result in material adverse consequences, including judgments or settlements; and (33) if we are not able to develop and protect intellectual property, or if a competitor develops or obtains exclusive rights to a breakthrough technology, our financial results may suffer. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

– financial tables attached –

CONTACT:

Worthing Jackman / (832) 442-2266	Mary Anne Whitney / (832) 442-2253
worthingj@wasteconnections.com	maryannew@wasteconnections.com

WASTE CONNECTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

THREE MONTHS ENDED MARCH 31, 2012 AND 2013

(Unaudited)

(in thousands, except share and per share amounts)

	Three months ended March 31,
	2012	2013
Revenues	$376,430	$449,892
Operating expenses:
Cost of operations	216,681	251,963
Selling, general and administrative	51,174	53,251
Depreciation	37,173	51,649
Amortization of intangibles	5,631	6,438
Loss (gain) on disposal of assets	715	(322)

Operating income	65,056	86,913
Interest expense	(12,285)	(19,012)
Other income, net	819	742

Income before income tax provision	53,590	68,643
Income tax provision	(22,151)	(26,963)

Net income	31,439	41,680
Less: net income attributable to noncontrolling interests	(136)	(124)

Net income attributable to Waste Connections	$31,303	$41,556

Earnings per common share attributable to Waste Connections’ common stockholders:
Basic	$0.27	$0.34

Diluted	$0.27	$0.34

Shares used in the per share calculations:
Basic	115,188,134	123,380,799

Diluted	115,876,461	123,904,929

Cash dividends per common share	$0.09	$0.10

WASTE CONNECTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share amounts)

	December 31,	March 31,
	2012	2013
ASSETS
Current assets:
Cash and equivalents	$23,212	$14,280
Accounts receivable, net of allowance for doubtful accounts of $6,548 and $6,491 at December 31, 2012 and March 31, 2013, respectively	235,762	219,915
Deferred income taxes	45,798	36,096
Prepaid expenses and other current assets	57,714	32,799

Total current assets	362,486	303,090
Property and equipment, net	2,457,606	2,436,035
Goodwill	1,636,557	1,637,339
Intangible assets, net	541,908	535,462
Restricted assets	34,889	35,002
Other assets, net	42,580	42,875

	$5,076,026	$4,989,803

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$130,260	$118,237
Book overdraft	12,567	12,549
Accrued liabilities	121,829	118,193
Deferred revenue	69,930	68,850
Current portion of contingent consideration	49,018	49,136
Current portion of long-term debt and notes payable	33,968	35,182

Total current liabilities	417,572	402,147
Long-term debt and notes payable	2,204,967	2,096,171
Long-term portion of contingent consideration	30,346	30,660
Other long-term liabilities	75,129	73,716
Deferred income taxes	464,882	472,436

Total liabilities	3,192,896	3,075,130
Commitments and contingencies
Equity:
Preferred stock: $0.01 par value; 7,500,000 shares authorized; none issued and outstanding	—	—
Common stock: $0.01 par value; 250,000,000 shares authorized; 123,019,494 and 123,418,612 shares issued and outstanding at December 31, 2012 and March 31, 2013, respectively	1,230	1,234
Additional paid-in capital	779,904	781,073
Retained earnings	1,103,188	1,132,434
Accumulated other comprehensive loss	(6,165)	(4,967)

Total Waste Connections’ equity	1,878,157	1,909,774
Noncontrolling interest in subsidiaries	4,973	4,899

Total equity	1,883,130	1,914,673

	$5,076,026	$4,989,803

WASTE CONNECTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED MARCH 31, 2012 AND 2013

(Unaudited)

(Dollars in thousands)

	Three months ended March 31,
	2012	2013
Cash flows from operating activities:
Net income	$31,439	$41,680
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (gain) on disposal of assets	715	(322)
Depreciation	37,173	51,649
Amortization of intangibles	5,631	6,438
Deferred income taxes, net of acquisitions	12,101	16,524
Amortization of debt issuance costs	415	858
Equity-based compensation	7,596	3,594
Interest income on restricted assets	(112)	(113)
Interest accretion	836	1,293
Excess tax benefit associated with equity-based compensation	(3,005)	(2,098)
Net change in operating assets and liabilities, net of acquisitions	7,792	13,455

Net cash provided by operating activities	100,581	132,958

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(138,908)	—
Proceeds from adjustment to acquisition consideration	—	18,000
Capital expenditures for property and equipment	(27,953)	(36,905)
Proceeds from disposal of assets	753	723
Other	(1,861)	(926)

Net cash used in investing activities	(167,969)	(19,108)

Cash flows from financing activities:
Proceeds from long-term debt	184,000	26,500
Principal payments on notes payable and long-term debt	(474,865)	(134,083)
Payment of contingent consideration	(3,528)	(229)
Change in book overdraft	321	(17)
Proceeds from option and warrant exercises	530	761
Excess tax benefit associated with equity-based compensation	3,005	2,098
Payments for cash dividends	(10,010)	(12,310)
Tax withholdings related to net share settlements of restricted stock units	(5,904)	(5,280)
Distributions to noncontrolling interests	(95)	(198)
Debt issuance costs	—	(24)
Proceeds from common stock offering, net	369,460	—

Net cash provided by (used in) financing activities	62,914	(122,782)

Net decrease in cash and equivalents	(4,474)	(8,932)
Cash and equivalents at beginning of period	12,643	23,212

Cash and equivalents at end of period	$8,169	$14,280

ADDITIONAL STATISTICS

THREE MONTHS ENDED MARCH 31, 2013

(Dollars in thousands)

Revenue Growth: The following table reflects changes in our revenue for the three months ended March 31, 2013:

Three months ended March 31, 2013
Solid Waste Internal Growth:
Core Price	2.8%
Surcharges	0.4%
Volume	(1.9%)
Recycling	(0.6%)

Total Solid Waste Internal Growth	0.7%
Intermodal and Other	0.2%
Acquisitions, net	18.6%

Total	19.5%

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three months ended March 31, 2013:

	Three Months Ended March 31, 2013
Solid Waste Collection	$293,144	57.9%
Solid Waste Disposal and Transfer	122,772	24.2%
E&P Waste Treatment, Disposal & Recovery	59,931	11.8%
Solid Waste Recycling	18,794	3.7%
Intermodal and Other	12,118	2.4%

Total before inter-company elimination	$506,759	100.0%
Inter-company elimination	(56,867)

Reported Revenue	$449,892

Days Sales Outstanding for the three months ended March 31, 2013: 44 (30 net of deferred revenue)

Internalization for the three months ended March 31, 2013: 57%

Other Cash Flow Items:

Three Months Ended March 31, 2013
Cash Interest Paid	$9,796
Cash Taxes Paid	$699

Debt to Book Capitalization as of March 31, 2013: 53%

Share Information for the three months ended March 31, 2013:

Basic shares outstanding	123,380,799
Dilutive effect of options and warrants	202,115
Dilutive effect of restricted stock	322,015

Diluted shares outstanding	123,904,929

NON-GAAP RECONCILIATION SCHEDULE

(in thousands)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Waste Connections defines adjusted EBITDA as income before income tax provision, plus interest expense, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on disposal of assets, less other income. The Company further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of our business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate adjusted EBITDA differently.

	Three Months Ended March 31, 2012	Three months ended March 31, 2013
Income before income tax provision	$53,590	$68,643
Plus: Interest expense	12,285	19,012
Plus: Depreciation and amortization	42,804	58,087
Plus: Closure and post-closure accretion	612	761
Plus/less: Loss (gain) on disposal of assets	715	(322)
Less: Other income, net	(819)	(742)
Adjustments:
Plus: Acquisition-related costs (a)	1,777	473
Plus: Corporate relocation expenses (b)	1,727	152
Plus: NEO one-time equity grants (c)	3,585	—

Adjusted EBITDA	$116,276	$146,064

As % of revenues	30.9%	32.5%

(a)	Reflects the addback of acquisition-related transaction costs.
(b)	Reflects the addback of costs associated with the relocation of the Company’s corporate headquarters from California to Texas.
(c)	Reflects the addback of one-time equity compensation expense incurred at the time the Company’s NEOs’ employment contracts were modified.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Management uses adjusted free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Waste Connections defines adjusted free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets, plus or minus change in book overdraft, plus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to noncontrolling interests. The Company further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of its business. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Other companies may calculate adjusted free cash flow differently.

	Three months ended March 31, 2012	Three months ended March 31, 2013
Net cash provided by operating activities	$100,581	$132,958
Plus/less: Change in book overdraft	321	(17)
Plus: Proceeds from disposal of assets	753	723
Plus: Excess tax benefit associated with equity-based compensation	3,005	2,098
Less: Capital expenditures for property and equipment	(27,953)	(36,905)
Less: Distributions to noncontrolling interests	(95)	(198)
Adjustment:
Corporate office relocation, net of taxes (a)	1,071	1,503

Adjusted free cash flow	$77,683	$100,162

As % of revenues	20.6%	22.3%

(a)	Reflects the addback of third party expenses and reimbursable advances to employees associated with the relocation of our corporate headquarters from California to Texas.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per Diluted Share:

Adjusted net income and adjusted net income per diluted share, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry. Management uses adjusted net income and adjusted net income per diluted share as one of the principal measures to evaluate and monitor ongoing financial performance of the Company’s operations. Waste Connections provides adjusted net income to exclude the effects of items management believes impact the comparability of operating results between periods. Adjusted net income has limitations due to the fact that it excludes items that have an impact on the Company’s financial condition and results of operations. Adjusted net income and adjusted net income per diluted share are not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate adjusted net income and adjusted net income per diluted share differently.

	Three months ended March 31,
	2012	2013
Reported net income attributable to Waste Connections	$31,303	41,556
Adjustments:
Amortization of intangibles, net of taxes (a)	3,492	3,975
Acquisition-related costs, net of taxes (b)	1,101	292
Loss (gain) on disposal of assets, net of taxes (c)	443	(199)
Corporate relocation expenses, net of taxes (d)	1,071	94
NEO one-time equity grants, net of taxes (e)	3,315	—

Adjusted net income attributable to Waste Connections	$40,725	$45,718

Diluted earnings per common share attributable to Waste Connections common stockholders:
Reported net income	$0.27	$0.34

Adjusted net income	$0.35	$0.37

(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b)	Reflects the elimination of acquisition-related transaction costs.
(c)	Reflects the elimination of a loss (gain) on disposal of assets.
(d)	Reflects the addback of costs associated with the relocation of the Company’s corporate headquarters from California to Texas.
(e)	Reflects the addback of one-time equity compensation expense incurred at the time our NEOs’ employment contracts were modified.